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Triggered with Donald Trump Jr.– Interview with Omeed Malik and Michael Seifert

Triggered with Donald Trump Jr., Rumble

July 12, 2023

Donald Trump Jr.: Guys, Don Jr. here and welcome to another exciting episode of Triggered. Today’s a special one. It’s unique in that the guys that I’m gonna have on the show are actually at the forefront of the Patriot economy, that parallel economy taking on the radical leftist insanity. I have Michael Seifert who’s been on the show, but a lot has happened with PublicSq. since he first made an appearance. They’re now going public on the New York Stock Exchange, allowing them access to the public markets and the capital markets to be able to grow and actually fund that movement. We’re not just at canceled culture and boycotts, we’re actually taking it to the next level. So, this is going to be a really exciting show. We’re gonna see what PublicSq. is going to do. We’re gonna see how you now can partake in growing that Patriot economy so it’s going to be pretty special. A lots happened. You know, for me as someone who’s just an early investor in this, I believer in this cause some stroking even big checks because I believe so much in making sure that this exists to combat the sick woke ideologies of today’s radical left and corporate woke America. It’s amazing. We’ve seen what’s going on. We’ve seen the boycotts but we’ve seen these companies double down and triple down and it ain’t going away. This feels like a perfect solution. But before we get to that, I want to thank our incredible sponsors. You’ve heard me talk about it, guys. These guys are taking a risk as well supporting a show like this programming like this, where we combat the insanity where we speak the truth but, you know, we’re not exactly politically correct even if we are actually correct. That doesn’t seem to matter much these days. So go check out the folks at Gold Co guys. Gold, silver, precious metals and diversification of your portfolio are so critical with everything that’s going on right now. We see the decisions that are made. We’ll talk a lot with Michael Seifert and with my buddy Omeed Malik about ESG and what that has done to the public markets, what that’s done to woke corporate America, the bad decisions that are being made that could really affect your retirement portfolio and they’re forcing it on you, even if it’s not a good financial decision. Even if it’s not the decision that a reasonable fiduciary would make investing your retirement funds, so check out how to diversify, expand your portfolio and protect yourself from that insanity by looking at gold and silver and the folks at Gold CO can take you through that process each and every step of the way. It’s not just about blindly going and doing it, learn about it, that’s what they’re there for. They’re going to take you through it go to Don Jr gold.com. That’s d o n j r gold.com. And just learn how to do that. See if it makes sense, but you see what’s coming. You see the interest rates skyrocketing. You see the bank collapses, you see what’s going on inflation and gas prices and everything like when’s it all going to implode because it can’t go? It can’t go much further, in my opinion. I just want you to be protected. So go to Don Jr gold.com to learn more and also speaking of supporting businesses that support your values, go check out the folks at Patriot mobile by going to patriot mobile.com/triggered Okay, where you can get free activation if you change your plan over Patriot mobile is America’s only Christian conservative wireless provider and they give back a portion of all of their money to the causes that you and I believe in whether it’s supporting first responders, whether it’s fighting the insanity going on at our school boards, where they’re putting conservative people that actually align with the values of the parents whose students are in the schools. They’re criticized by the left for doing what’s right and for following their beliefs. Just an awesome company. So if you’re gonna have a cell phone in your pocket, and you will, no matter what I mean, you might as well do it with someone who actually gives back to the causes that you believe in, rather than the causes and the companies that hate your guts. And will invest heavily in the things that are the antithesis of what you believe in. So if you’re gonna have a cell phone, do it with Patriot mobile, allow them to take your money and give back to what you believe in and support the company so they share your values again, go to patriot mobile.com/triggered for free activation. It’s quick, simple, easy, you can do it in a second or you can keep supporting the companies like you know the parent company of AT&T that wanted to cancel O N and Newsmax and other conservative programming because they don’t believe in it. The choice is yours folks. I recommend you checking it out and with that, guys, I’m gonna go to my friends, Omeed Malik and Michael Seifert and we’re going to talk about the Patriot economy. OK guys, we’re back and we have an exciting show for you today we have Michael Seifert, the CEO of PublicSq. Michael has been on actually had an awesome show. Because what Michael is all about is the parallel economy. We’ve seen that today. We’ve seen canceled culture from woke corporate. We’ve seen the insanity that’s going on and Michael literally has been fighting back and at the forefront of that movement for quite some time starting out just literally out of his house in San Diego, but now we’re taking it to a different level. We’re going public. Omeed Malik is my buddy. He’s taking PublicSq. public on the New York Stock Exchange, allowing us to have access to the public capital markets to be able to grow and continue this movement. As we talk about canceled culture. We see it every day. We that’s not enough. Now we have the ability to actually take it further, to actually invest in the companies that share your values. You know, you hear it in my intros. All the time. You hear it with the sponsors of this show. Now we’re taking it to the next level. So Omeed, I want to welcome you aboard, this is your first time. Michael, it was one of our biggest shows. You know, we just sort of threw it together at CPAC, recorded this thing you know had over a million views because people are excited about this concept. Give them the recap for those who haven’t seen what’s going on. And then Omeed I want you to talk about sort of where we are because it gets complicated, but we can really simplify it so that you too can take part in again, not just boycotting, but actually going further, actually supporting those companies that share your values and actually investing even if it’s $2 in the people that are in the forefront of this movement, taking on the insanity of what’s going on in woke, corporate America.

Michael Seifert: Well, happy to be back.

Donald Trump Jr.: Good to have you man.

Michael Seifert: Good to see you.

Donald Trump Jr.: A lot has happened since and a lot has happened in the year since we met a while

Michael Seifert: and I’ll tell you what not only as a lot happened in PublicSq., but a lot has happened in society that has reaffirmed the need for PublicSq., just last week, Ben and Jerry’s, Adidas, Target last month, Bud Light the month before that, like there are these constant reminders of why we need a parallel economy. And people are tired of being lectured about these companies that they’re just trying to buy household goods from about indigenous land and and woke politics and gender expression and all this nonsense. People are ready for an alternative for all these different lifestyle brands so that they can actually know with Blessed assurance that they’re not funding companies that want to indoctrinate their kids and stand against all the principles that made the United States Special in the first place. So we have been able to provide a really proactive solution that has been seen as not only kind of a cool additive to consumers lives but a real necessity. It’s been a necessity for us. I’m tired of funding my opposition. And now thankfully with PublicSq. and the way that this is growing, we built this incredible coalition. We have thousands of businesses that are offering alternatives that are saying, guys, we love our country. We love our Constitution. We’re never going to lecture you or your family about this woke nonsense. And you’re never going to hear

Donald Trump Jr.: that your kids wear like the trans satanic clothing and Well, because that’s you know, that’s true. But what’s what’s worse is you see the boycotts I think it’s sort of incredible and it you see these companies they see they’re losing billions of dollars, but then they double down yeah. I mean, target last week, you know, was threatening to take down and Mark Levin, my friend, you know, take down his book, they finally caved after some pressure because you know, I guess losing 10 billion in market cap the week before wasn’t enough, but it’s not stopping Ben and Jerry’s watches all of this and they think that America should give all of this land back to did you see just the tribe I guess that lived in the area where Ben and Jerry’s has their corporate headquarters was like, Okay, give us your We want your corporate HQ. I want to see their action because that’s what it’s always talk. You know, it’s virtue signaling. And we’re sick of it, but it’s it and I’ve been guilty of this too because I know some people in some in corporate America might come out they don’t actually believe this stuff. So it’s like maybe, but no, they keep doubling down. They keep buying in so I don’t think you can give them the benefit of the doubt anymore. I’ve made that mistake myself being like, come on. It’s not that bad because I know some of these people, but it is because they’re controlled by those woke corporations.

Omeed Malik: So, I guess that’s where I come in. What are we going to do about it? Yep, we can continue to bitch and moan like we have for over a decade, or we could actually create some solutions. And that’s what we’re here to talk about is that we have probably the best solution for Patriots in this country. And that’s going public next week on the New York Stock Exchange, PublicSq., and that’s how I factor into this conversation. This is

Donald Trump Jr.: talk about that whole process. You could buy it but it’s not PublicSq. in the ticket right now. It’s you can get into Colombier acquisition corporation.

Omeed Malik: I’ll make it really simple. They’re going public through a spac. I’m the guy that runs that spac. The spac is a public company that’s already on the New York Stock Exchange. It’s called Colombier Acquisition Corp. It’s CLBR. That’s the ticker on the New York Stock Exchange. I’m the Chairman and CEO of that company. I had to go and find a company I wanted to take public and this was the company I wanted to do that with. In the next week, he’s going to become the surviving company and my company goes away. Now that takes him public, and he gets all the cash that I have. That’s going to help him put his growth in overdrive. That’s the exciting thing about

Donald Trump Jr.: so, you guys understand? Yeah, that’s over that’s approximately Let’s call it $200. million dollars. That Michael then as CEO of public square will have to be able to help grow this business. Invest in let’s call it OEM products of other people that want to take on big corporate, it gives them so much flexibility to again, not just boycott and show you here’s an alternative to that product, but actually go and take them on. I mean, that’s a big deal. Right. That’s the next step. Because again, the boycotts have been great in terms of destroying market cap. Yeah, but if they if they’re doubling down, it’s not enough. We actually got to present the alternative

Omeed Malik: Kid rock can shoot your friend can shoot the cans and I think that’s funny and we’ll laugh at it but then what’s the positive thing? That’s only one aspect of it? That day after they did that he had an 800% increase in searches for beer. So people want to find beer. That is actually something that’s not owned by a multinational conglomerate. You know, I saw an interview actually with DeSantis a few weeks after that happened and he said, I’m never gonna drink Bud Light again. But then the guy said, What do you drink and he said Guinness, and then it was found out that the company that owned Guinness did a transgender ad during the Superbowl, It never ends

Donald Trump Jr.: Significantly worse

Omeed Malik: but that’s my point. So, it will keep happening unless you go to these other companies that by the way, over 55,000 businesses on his app, all of which are small and medium sized businesses. This isn’t political. It is the largest repository of small and medium sized businesses in America. Those are the companies that were most harmed by the COVID lockdowns. Yeah. Okay. So this transcends politics, and they are also the companies that are struggling the most under the current administration’s economic policy. So you don’t only get a chance to support businesses that are the backbone of America, the middle class, you also now once the company is about to go public, you have the ability to support them by going and buying the stock now, and owning a company that actually represents your values. There really isn’t any precedent for that until right now.

Donald Trump Jr.: No, it’s totally unique. And like I said, Michael, and I met a little over a year ago, and it was like, I love the concept. I’m an investor, like, pretty significant investment. You know, in all of this, so I’ve believed in the movement for so long, but again, I think at the time we’ve thought, hey, you know, we’ll keep getting small businesses. We’ll give them a venue to get to other patriotic people who want to support that kind of business rather than again, give your money to woke corporate, which is going to be then spent and weaponized against everything that you believe in. Or you can do this and the people who sign up on PublicSq., whether you’re a consumer or a small business, looking to get to that market of people who believe you’re aligning those values. So give us you a quick recap of that, Michael, as well as some of the things that you’ve done that are just sort of the antithesis of what you see everyday going on in woke corporate. I mean, I sort of, you know, what you’ve done for young parents, who you know who work at PublicSq.. just doing the opposite of what, again, big corporate will pay for you to go travel all over the world to get an abortion and just depravity. Yeah. corporate funded depravity at this point.

Michael Seifert: Well, and by the way, that corporate funded depravity is is this guys they’re trying to say we care about women’s health care and we want to promote the health care of our women employees, but in reality, that’s not what they’re doing. What they’re doing is protecting their bottom line. They want to spend less on your maternity leave, so they’d rather you terminate your baby, instead of promoting the empowerment and the growth of your family. And from the beginning PublicSq. always been seeking for solutions we want to be more about what we’re for than what we’re against. Which is why from the beginning we’ve instead of just showing a black list of companies you should stay away from we promote the largest repository the world’s ever seen a businesses that you should go to because if we can shift our dollars to these businesses, the intern power structures of society will shift back toward the values that we share. And I believe that ultimately, these values were describing a love for country, a love for freedom, a love for liberty and the values that the Constitution protects. These are American values. They’re what made this country the best country that was ever seen. And we’ve created a public sq.com a network of those and what’s pretty cool is that every week we just try to be creative about what’s a new solution we can provide. And obviously going public is a major solution because it allows folks to not only spend their money with companies that support them, but also invest their money with companies that support them in a world dominated by ESG and DEI, recently, another one of those solutions that we thought of you brought it up it’s it was kind of a fun thing you know, we were so frustrated watching after the overturn of Roe v Wade last year, which was a big win thanks to your dad and the great administration. You know that that win was really profound but then all these companies came out and they’re like we stand against this and we’re gonna fund our employees abortions because we care so much. In reality, they don’t. But we said you know what, we actually love our employees and their families. We want their families to grow and expand, and I would hope that they would feel like PublicSq. is a great place to work where they know that their employer has their back if they want to continue expanding their family. And so, we actually decided while the world was going to do $4,500 per abortion at Amazon, Lululemon, Uber all these different places, let’s actually do $5,000 In a bonus after tax to any of our employees that have a baby or adopt. So, if you’re on our staff, and you or your spouse has a child, or if you decide to adopt will actually give you $5,000 In a bonus, no restrictions as to how you’d like to use it. And I’m really proud to say that we’ve already had four employees take us up on it. And in the last month, we’ve had another four pregnancies announced, it’s working, there’s a lot of excitement, and we’re a small company but growing fast. So, to have this policy in here at the beginning, sends a message to our team. We are pro family, and we’re not just saying that so that we can represent that to our businesses. We mean it even at the very core of our company, these sorts of solutions are working. And by the way, it’s why our inbox is flooded with applications from people that are leaving Amazon and target and Yelp and they’re just saying, I’m so tired of talking nonstop about mental health days and woke politics and the need for BLM. I’m ready to support a company that’s very simply pro America, pro family constitution, bringing it back to the basics.

Donald Trump Jr.: Okay, so talk about that because again, when we started talking over a year ago, you I love the idea, but you know, when I made an introduction to Omeed, there’s like you guys got to link up because like we can scale this we can make it bigger we can there’s something that needs to be done here. You know, Omeed you came from an interesting background, obviously, you know, corporate law, corporate finance, you know, New York’s, like even even, you know, different political views.

Omeed Malik: This is kind of like the odd couple

Donald Trump Jr.: it is but it’s it’s, it’s worked incredibly but talk about that. Because when I see, you know, again, being part of it, and being an investor and going through the deck, you know, some of the employers that you’re bringing, these are people that function at a really high level in major corporate America, like, I’m shocked that a small company, you know, now you’ll get to have the access to the capital, but I’m shocked that you could even attract some of the talent that you’ve had, again, some of the companies that we’ve even named today, you know, people that were running stuff there, they’re like, I’m sick. I don’t believe in any of this stuff, but I’m forced because they’re trapped. But they’re like, You know what, I’m going to take a pay cut to go do this because we got to fight back.

Omeed Malik: It’s, we’re part of this is not just a financial transaction. It’s part of like a broader cultural political movement. So, I’ll just give you a couple minutes as to how this thing came together, at least in my head because it’s very personal, you know, moving from, you know, where we met in New York down to Florida. That was for my family for both political and cultural reasons. It was clear to me that there were visions of political systems that are not working California versus Texas, Florida versus New York, the data is all their deficits versus surpluses, no income tax versus taxes. So, I started thinking like and then the cultural movements that we’re all talking about that you are at the forefront of what’s the next Battlefield when I got here? I’ve had this thesis that it was going to be around commerce, which is insane because we the one thing America was right, Michael Jordan said is I don’t talk about politics because Republicans buy sneakers, too. That was in the 90s. It seems totally trite now that he said that that’s how far we’ve come. But I said if the other part of the country is getting divided, this is the next area and I didn’t have to look too far. You just look at what Canada did when they took away the bank accounts of all those truckers that were trying to protest their rights against getting the shot. So, I knew that that type of stuff was coming here and we saw it with the censorship effectively. You know, what we saw was the government using private big tech monopolies to take away our constitutional rights. Correct. That’s effectively what was going on.

Donald Trump Jr.: It sounds dystopian, but it’s actually happening, you know, more than any Trudeau talks about everyone should be able to peacefully protest until truckers peacefully protest. And then it’s like, we’re gonna throw you in jail. We’re going to track down your bank accounts. We’re gonna find you, you know that’s not sterile. That’s not off the table at home,

Omeed Malik: Stay at home because COVID will kill you unless you’re protesting for social justice. Because if you

Donald Trump Jr.: Then it can actually be good, because

Omeed Malik: then you’ll be immune to the virus if you do that. So that was actually that’s how you trust the science to those people. So basically, with all of that as a backdrop, I’m raising money investing in companies, I started getting pitched by all these businesses that were being part of this new Patriot economy that was starting up. And I said, there’s something huge here and as I said on Tuckers show that’s over 100 million Americans that feel not only ignored but alienated. Think about that. Why would you do that? We all think it’s stupid. But listen to our detriment. We haven’t done anything about it until right now.

Donald Trump Jr.: Yeah. Well, that’s, that seems like a big part of sort of the opportunity in terms of going public like I know it from Trump. Org. I know what from other businesses like insurance companies, they don’t even want to look at you. You know, banks don’t want to finance you it like it’s like there’s you’re dealing with half the country. And you can make a pretty solid business with let’s call it 100 175 million Americans. And there’s probably plenty of independents that are sick of the world, by the way, it just was just there. And right now, no one’s even willing to talk to them. No one’s even willing to cater to them. Right, which which seems like a strong, strong investment opportunity,

Omeed Malik: which is why you become the face for so many consumer-oriented brands that want to be able to scale and get to this cohort that has all the spending power that you’ve seen firsthand that no one has tapped into. I mean, it’s one thing to ignore them. It’s another thing to go and spit in their eye. Right. So that’s kind of where we stand. And to me when we linked up, you know, we started that other funds 1789 Capital just to invest in these businesses. So, the first idea was maybe we just make an investment in it, but I said, No way. This is too big. You go back several millennia, the most foundational aspect of any economy is an exchange, people finding buyers and sellers and combining them. That’s what he is fundamentally is an exchange, providing the transparency for Americans who are totally disaffected with the corporate culture they find themselves in to conduct commerce. So, it is more important than almost any other monoline. product. This is the foundation of the Patriot economy. Everything will then blossom from there, effectively the way that Amazon has shown that it’s now digital. We all are forced to use a company that is actually underwriting and sponsoring our biggest enemy, the CCP. Why do we do this stuff? So, this is the first step in that broader I think revolution. And I’m very pleased to help them do that. And the opportunity for your viewers and everybody that watches this show is you don’t just have to stand on the sidelines. You can use his site now instead of Amazon or other places or Yelp. And then now what we’re presenting is an opportunity to actually the owners of it as well, which is to go and help support the mission. And that’s that’s CLBR ticker

Donald Trump Jr.: and that allows that allows for future growth that allows us to expand those platforms that allow us to improve and continually adjust because again, you’re up against you know, almost let’s call it almost trillion dollar companies, right? Like that’s a big deal, but they’ve gone out of their way to spit in the face of, you know, people who just believe basic things that honestly five years ago as an American wouldn’t have been controversial. You wouldn’t even like you know, I feel I will say on the show, like I feel like I’m the star of The Truman Show, like someone’s gotta be screwing with me. I’m waiting for Ashton Kutcher to jump out of the cake yeah, you’re being pumped, because it’s that ridiculous. And yet, that’s today’s mainstream phone. But you know, Michael, talk a little bit about sort of the growth of the platform, the people, you know, the amount of companies coming on, not just you know, again, not just the consumers that are signing up, because again, it goes both ways, right? So if you’re just, you know, if you want to find the store in your neighborhood, or when you travel, you know, the non-woke coffee shop, you go to PublicSq., but if you want to, if you’re that coffee shop and you’re looking to attract business, I mean, you have some great stories of saving businesses, but talk a little bit about that growth and maybe give us a story about some of those businesses that were like, Hey, man, I’m just a patriotic business struggling they got on the platform, and all of a sudden other people found them because I think it’s a big deal.

Michael Seifert: Well, that’s actually the best and most rewarding part of all of this. We’re excited about going public. We’re excited about the growth. We hit a million members faster than Twitter, Airbnb, Spotify did like we’ve had incredible breakthroughs and milestones, but nothing has been more exciting and rewarding than the testimonies we hear from business owners. Like I remember, it was the first month we launched and there was a business that reached out it was a hair salon, and she said, Hey, just wanted to let you know I’ve really struggled recently, and in the first five days of being listed here, I made enough business just from PublicSq. consumers for my entire month. Thank you so much. That one story made it all worthwhile. I honestly said I remember thinking if that’s all I ever hear this entire journey and all the blood, sweat and tears that went into it, completely worth it. And that’s just one tiny fraction of the iceberg. We’re hearing from incredible companies that are jumping into really hard industries like the healthcare space. There’s a company called America first healthcare that joined the app. And they said, Hey, we had to double our staff size just because of a push notification you guys sent out to your consumers. And then we did another one and they had to do it again. So, they’re growing and expanding and the right businesses are prospering. There’s a restaurant that was nearly done and COVID wiped them out. I mean, COVID was so hard on restaurants, especially restaurants service industry. Really decimated that crew. I mean almost half of the restaurants in LA County. have struggled to even reopen ever again. There’s this massive turnover and we don’t want to see it happen. We want to see the right types of businesses prospering in the future. This restaurant reaches out and says, Hey, due to PublicSq. consumers, I feel like we have the ground underneath our feet again. And then there’s the fun stories to have like a beef jerky company that joined, Carnivore Snacks actually Joe Rogan calls him his favorite, his favorite snack, Carnivore Snacks came in. We brought $40,000 of sales to him in their first month of joining us as an advertiser, and it’s so cool to watch how this patriotic economy is not only a very liberating movement. It is also incredibly lucrative and actually, the point I’ll end with is that you know, over the last 60 days, Anheuser Busch, Disney and Target combined have lost over $50 billion in market

Omeed Malik: 52.5 when you add Ben & Jerrys

Donald Trump Jr.: but they keep doing it Yeah, you know, it’s one thing if the first you make a stupid marketing mistake, you have it back, but then you watch and it’s like, you know what, I’m gonna spit in your face. I’m gonna double down and I’m gonna say that it’s still right I’m gonna you know, that’s what I don’t get. I mean, I mean, you know, how are how is Disney with with millions of shareholders all over the world? How, how do they go to their board meetings and say we’re doing the right thing by it seems like they are no longer there’s not even a fiduciary responsibility more their responsibility is to the woke communist leftist socialists, whatever you know, at this point, honestly, some of the stuff in my opinion, satanic evil. Yeah, mindset. I don’t know. It’s good. How do they explain that as a fiduciary because you see the ESG that you see Joe Biden using his first veto to veto the opt out to opt out of ESG. We’re gonna force you to make what could arguably be a much worse financial decision for your fiduciary is for the people who you’re supposed to be responsible for taking care of, is they don’t even care. They’re not even pretending. How do you keep doubling down?

Omeed Malik: You’re scratching on some pretty, pretty big themes there though, because if you go there, you’re opening up really what’s behind a lot of the craziness that’s going on and and a lot of it is you have to look at who runs these public companies financially. It’s not the individuals there because you’re right, you know, some of them, they’re not necessarily bad people, but who are pulling the strings and that’s when you start getting into a lot of the stuff that you know, that Vivek talks about, which is this ESG it’s a call, but it’s also a very, very powerful one financially. So if you have people that run trillions of dollars of assets, and if every public company is effectively owned by three entities Blackrock, State Street, and Vanguard, you do as they say, but what’s funny is that, in many cases, a lot of the money that those folks have were from Republican states, of course, was crazy that it’s only this awakening is happening now.

So it’s a very complicated structure that people need to understand. It is a very, very small cabal of globalists and people who do not share America’s interests, but have a much different view of the world that are not only controlling us from a government perspective, with a global perspective with who’s there right now, but also these financial interests that also as we’ve talked about, in the past, operators like Dutch East India companies they’re transnationals they don’t give a damn that their domicile their their globalist

Donald Trump Jr.: Yeah, this is not a conspiracy theory that is just right in front of people was oh it’s conspiratorial. And by the way, like all the other conspiracy theories that have proven true a couple months later, everyone will figure this out eventually but what I’m wondering is, is there ever a chance where that the movement of the people who, you know, hey, maybe your 401k was invested in Disney because that was a blue chip stock and you know, you’re not handling it, you’re not making those decisions every day. I mean, that’s why I think this is a great CLBR to invest in that is is the option to take that on. And I mean, that’s sort of what

Omeed Malik: this is the most American thing you can do to your point, but when did those people Sue and say you’re no longer? Yeah, I mean, but you can, but what I’m saying is, is that a lot of the institutions are co-opted and corrupted. I don’t need to tell you guys that you know that right. So a lot of the forms that you would use, what I think we’re proposing is actually as American as apple pie. Some people think that if you’re having a parallel economy, that’s a bad thing. Well, maybe they don’t look at the fact that a lot of the actions that were taken to get us to this state came from that side right what California was banning any you come from California, no state employee from California was allowed to travel to any red states and have that trip subsidized, they started these actions we didn’t. The next step is let’s be clear. COVID. One good thing that came out of it was we refound federalism. We should have competition amongst states to see who’s better. The next thing I think we need to do at this date is like,

Donald Trump Jr.: hey, that’s what trump did yeah, I mean, that’s our system like we’ll leave it to the state, he left it to the states and see who wins. And if you look at the conservative states today, you know, whether it’s Texas, or Florida or South Dakota, they perform they over perform. Businesses didn’t go the same way people had freedoms and you saw that leftist states did the opposite. They were also much less reluctant to give back that assumed power for reps after that. they don’t actually believe in that.

Omeed Malik: what was the craziest thing is the shows how significant that 2020 election was, because when Biden came in power and had the two chambers, The first thing they did was passed that bailout which created inflation. but they pegged the money that they were giving the states to how a higher your unemployment rate was. So, if you did a crap job like Newsom or Cuomo, you got more money you think about that

Donald Trump Jr.: but that’s like the most Democratic thing ever, we are going to pay you more money to stay at home then to actually go to work.

Omeed Malik: The last point I’ll make on this topic is just, I, we just all talked about. The best thing we can do is federalism. Let the state’s played out and the people as we’re seeing where they’re moving, you just moved to Florida from California will will vote with their feet and take their tax dollars. The next step that we need to do is we can’t rely on the institutions that have been co-opted to save us from this anymore. We need to be capitalists we need to start our own businesses. Then and only then when they see the trillions of dollars either being divested from those asset managers, or the customers were representing start taking their dollars to other businesses, will they start normalizing the behavior? until that point, forget about it, they’re gonna keep doing it every day. Yeah.

Donald Trump Jr.: So, I mean, get into a little bit more details. Michael? Yeah. What is your being able to go public? You know, you get through the New York Stock Exchange, you pretty much I mean, the record time record time and that’s sort of amazing given sort of what you know, the SEC has done to conservative you know, companies and all these things the scrutiny that this and then it’s a very clean process. You know, what’s next? I mean, this is happening in basically, you know, less than two weeks Yeah.

Michael Seifert: Yeah, the next few weeks are going to be pretty fantastic for us our redemption days the 17th. And this is important because in a SPAC the way this works is that there’s a certain amount of money held in the trust, just under $200 million, right around 173 million. And that money essentially got either can go on our balance sheet if you have a low redemptions or it goes back to the investors that cash out, if we have high redemptions, we obviously want to see low redemptions, because that’s a good sign for the company that there are a lot of people that invested in CLBR that want to carry that equity over into PSQ holdings, PublicSq. And so the goal here is that hey, we’d love for folks to invest to join us and CLBR and then hold through the close of this transaction, the votes, the nineteenth and the ticker changes on the 20th. And then whoever is held on that 17th redemption day is money on our balance sheet that we can utilize to continue building the parallel economy because as Don correctly noted, it’s expensive to do this, but we are fighting back with excellence. We’re putting our best foot forward; we’ve hired the best talent on the planet. And now that we can supercharge that with capital, we really believe the sky’s the limit. For us, the exciting part about going public is that we’ve always been accompanied by the people and for the people from the beginning. We didn’t have any celebrities backing us. We’re just a bunch of normal people that cared enough to do something. I didn’t list on a piece of paper of businesses that we knew we could support. And that list became this incredible movement. We used to knock on doors and ask businesses in the early days. Do you agree with these values, would you love to join and that’s how this started now today we have hundreds of businesses signing up from all over the place and and what’s incredible about this is that by the people for the people is how we’ve grown now we get to be owned by we the people we actually get to be an opportunity for investors to spend their money and invest their money with companies that don’t hate them. Because if you’re a retail investor and you’ve ever put your money in anything you can almost guarantee it’s been robbed by ESG and DEI cults. For us though,

Donald Trump Jr.: and just lets what I view as like just market inefficiency, like Yeah, taking your money spending x percent of it on bad decisions to check a box or to bring in you know, the checkbox next check seven boxes, they’re trans this that and other non but whatever it may be, they’re gonna be the head of marketing, not because they’re the best marketer. But because that gives them a higher ESG score. Yeah, which which is ridiculous. And like

Omeed Malik: Some of those banks that went bankrupt you remember a couple months ago who had the highest ESG score, like Silicon Valley Bank and all that stuff. It was the biggest fraud Ponzi scheme we’ve had in history. Yeah, but this is what keeps happening. Yep. But there this is goes back to the conversation around a little bit earlier. Right. Those are the new gatekeepers. Those are metrics that they’re they abide by. There was an actual example of a CEO recently who got paid a bonus even though his stock was down 40% He got the bonus because he hit ESG metrics.

Michael Seifert: diversity quotas.

Donald Trump Jr.: Think about that, guys. You know, and again, the problem is the average viewer here may not even know like, and again because like if you’re not playing in those things on a daily basis, you may not know you know, your 401 K’s with Joe Q whoever is investing in but like they were actually taking your money and putting it in these companies because this is the dominant form of these companies. ESG matters more than shareholder value. Yes. ESG matters more than revenue numbers. Yeah, none of that means anything which is insane is just a capitalist. It’s something that so I mean, actually investing in CLBR. You can do that now before before it even goes public. The transactions Yes. And I mean, it’s happening. Yes. On the dates that Michael mentioned. Yeah. But, you know, at least you know, you’re investing not only in, you know, this company, but in all of the companies that sign up that share the same value. say it’s just like I just see natural efficiency there. And then I agree, that doesn’t exist in corporate America, not because it shouldn’t, but because there’s no consequence for them to to risk your retirement savings on bullshit, frankly.

Michael Seifert: And you know, what’s interesting is that for us, it’s going to be a massive actually selling point because it’s our genuine feeling that ESG scores should be zero. You shouldn’t factor in the environment or social politics or diversity quotas in your hiring. You shouldn’t do this. In fact, the Supreme Court just ruled that affirmative action in universities is actually unconstitutional. It’s illegal you shouldn’t

Donald Trump Jr.: because of course it is it should be the same as watching Joy read on screaming on CNN, I only got into Harvard because of affirmative action. It’s like, yeah exactly. That explains like, she’s like I have no business getting into Harvard based on anything else. I’m like, then maybe you shouldn’t have been at Harvard and, and like the fact that she doesn’t understand that she’s like proving everyone’s point in making this argument just shows how far we’ve fallen and so

Omeed Malik: it also ruins the reputation of those schools now, like that’s a funny thing since you and I love those schools, which we did. It’s like you think about our kids like, it doesn’t carry the same weight to now like, like it used to mean

Donald Trump Jr.: Omeed and I, we went to elite universities, but I look at them now. Their indoctrination camp.

Omeed Malik: It’s almost why would you do it

Donald Trump Jr.: I don’t think you know, there’s there’s you’re not capable of having an argument even if it’s civil.

Omeed Malik: You’re 10 years younger than us or 15 years, almost like he didn’t go to one of those schools and look at he’s about to be one of the youngest CEOs of a public company. I mean, this is the future when I learned that generation Yeah,

Donald Trump Jr.: but you know, that diploma got you that door and it was sort of a good old boys club, like paradigm has changed, you know, it’s gone like my kids are like, I want to go to that school. I’m like, honestly, I don’t I don’t think like I don’t think it’s worth it. i By the way, I argue that for most of college, not even elite. I think right now, the amount of people the amount you could learn without doing that, you know, I learned everything I needed to learn in college in about four months that I learned in four years at elite universities, right. Because of all the fluff. Yeah. But yeah, the pedigree doesn’t matter anymore. Because because of what they do every day, the acceptance, you know, all that. What was that stat at Stanford? They’re like, well, you know, there, I think only like 10% of the incoming class was white. And then, you know, of course, everyone that was benefiting from affirmative action was, well, maybe it’s because like white people, underperform like maybe just one demographic just by itself sort of magically underperforming like maybe not maybe it’s just like, if you could check a box and you know, obviously, you know, people the trans community saying, you know, they’re discriminated against I’d argue they’re the most privileged group in society today. You can’t you can’t do anything you know, even even the LGB community can’t question the trans community because God right, you know, there, it’s actually it’s insane

Omeed Malik: when people say that it’s funny because it’s so easily disproven. It’s when you have people especially like from the like, just white community that feel like they now have to check the box of being one of these things in order to get to school. I’ve heard this numerous times whether people want to admit it or not. They’re just checking that box and saying, I’m non binary, whatever they want to say they get into college and automatic sex, they’re heterosexual again.

Michael Seifert: Elizabeth Warren did this.

Donald Trump Jr.: it was prior to COVID it was I think it was basically straight white women 50% Close to 50% I don’t remember the exact stats I don’t fact check name but like, it was somebody close, you know, identifying as bisexual. Right? And then when COVID hit exactly 0% of that. 50 actually, were in, you know, a you know, like a you know, bisexual homosexual relationship, because they really weren’t, but there was actually a social pressure like, you weren’t cool if you weren’t bisexual. Now, you check the bisexual box you never actually act on it, probably because you’re not right. And so it was really sort of telling. Yeah, you know, it you ain’t cool, unless you’re this and that’s again part of the indoctrination they’re doing this to our kids. There’s so many explicit reading materials in our school that this that and the other. I mean, it there’s no reason to teach this stuff to a three year old. Never. You know, you see with the parade. Well, you know, it’s not about kids. It’s not okay, well, kids aren’t allowed. Well, we’re not putting on our parade but but I thought it wasn’t about like, if Wait a minute,

Omeed Malik: well follow the money is what I like to say follow the money for all this is what I encourage your viewers to do follow the money behind the whole COVID scam and, you know, the whole Pfizer and Moderna joke that that was and what’s happening, you know, that’s a good short position or those two companies quite frankly but go a little bit further into this contagion that’s happening to our children right now, which is very much as you’re saying, influenced by one Tiktok, which is we’ve talked about this year as a Trojan horse, look at what they show our kids to make them act this way versus their own.

Donald Trump Jr.: And for those of you who don’t know the algorithm on Tiktok basically rewards people in America for acting like imbeciles so that your children watch imbeciles and want to emulate them. In China, the algorithm rewards people who are doing like, you know, young kids who are doing like physics projects, so that everyone watches Oh, that guy’s the Tiktok star. He’s doing physics projects. So, you know,

Omeed Malik: they’re literally kicked out after a few hours, it doesn’t let you stay on the app for more than

Donald Trump Jr.: you can’t become addicted. You can’t become this. But when you are watching, you’re watching kids that are potentially rockstars in a good way. Not imbeciles in a bad way. And you know, it’s basically a big CCP sigh op for the Chinese Communist Party to destroy our youth. And by the way, it’s been very effective. You look at the suicide rates, you look at the stuff that they push as it relates to, again, the trans nonbinary nonsense. You know, every kid grows up being confused. They’re emulating people they could never actually be like, not because they’re actually good, but because they think that it’s good, because that’s how they’ve been programmed. I mean, they’re destroying the next generation.

Omeed Malik: Look at the pharmaceutical companies behind a lot of this. And so that’s obviously what I was referring to on the COVID thing if it wasn’t explicit enough, but the fact that they’re immune from any liability, if you can create a product where there’s no direct downstream liability I mean, think about that for a moment, there is no other and then it’s mandated at the same time, you must take it regardless, and you cannot sue for any harm that comes from it. There is no other industry that gets that so that’s step one. But then you can even look at what’s going on behind the trans craze. There is a massive pharmaceutical movement behind that and, and money behind that. Think about the fact that when they get them on puberty blockers when there as young as five or six years old, they have to take those drugs for their entire life, and then you get the hospital systems involved. And then the surgeries are another profit motive. We’ve seen videos come out of certain hospitals where they’re encouraged to push this stuff to generate revenue. I mean, it is utterly sick.

Donald Trump Jr.: And this is this was on children that couldn’t buy a pack of cigarettes for they could get a 10 to dip right. And yet, you know, we’re gonna put you on lifelong things. You’re gonna make a permanent decision at five or three years. It’s insane. So, I mean, but okay, yeah, it to bring it back to PublicSq., because like you’re the antithesis of all that. Yeah, right. Is there another company on not just the New York Stock Exchange, but probably any of the exchanges that is even like this?

Michael Seifert: You know, very few. What I will say is that

Omeed Malik: are buddies at rumble, which we are on right now. they’re on the NASDAQ though not near. So yeah, they’re one of the few.

Donald Trump Jr.: So, there’s two out of 100.

Michael Seifert: There are two out of there. Yeah. There aren’t a ton and there are a few cool ETFs that are trying to push back against the woke capital, but people need a company that they feel like they can follow the lifecycle can join them on the journey, especially with something like PublicSq. when you’re an actual consumer or a business to own the platform that you are hosting on that’s, that’s pretty cool. And there’s a question that a lot of people ask us and it’s a good one, which is, well, if you’re going public, can’t you be controlled by the BlackRocks and that’s actually a really good for you

Donald Trump Jr.: this was a concern of mine. like wait a minute, like, you know, if you’re starting off in your small company, they see the threat Yeah, it’s cheaper for these multibillion almost trillion dollar corporations. Just gonna buy it all and control it and then I take out my threat while pretending they’re happy to take your money. Yeah. They’ll let you play a little bit but never actually become a threat. Would you do to combat that?

Michael Seifert: Yeah, you know what we learned a lot from Rumble. Chris Pawlowski had a special class of voting shares that ensured that he had a majority of control of the company even if he didn’t financially own a majority. So even if Alex Soros came in and bought 90% of the company, Chris would still be in control. And so, Alex can’t call a shareholder vote, he can’t elect board members, he can’t have any direction in where the company goes, and we’re actually employing a similar tactic at the close of this transaction. So, assuming the shareholders vote in favor on the 19 ticker changes on the 20th. I will actually retain majority voting control as long as I own over 50% of my position in perpetuity. So the lifecycle this entire company, and I’m keeping my position, this is the thing I pour my life into.

Donald Trump Jr.: So, we you know, Michael believes this stuff, you know, when I invested with them and everything like that, like this is not where we are is incredible, because I think other people see what’s going on, but you were content, doing this and starting this movement, literally out of your kitchens. You were sick of what was going on in lockdowns, you’d go to a coffee shop and they you know, you couldn’t take down your mask to make an order without getting lectured. It was like enough of this. You know, that’s what’s awesome. It’s real and it’s organic. And again, I mentioned earlier, sort of the level of talent of people, you know, your seat chief marketing officers coming out of, you know, big, big places the guy setting up the digital behind the scenes, it’s like, oh, yeah, how does the small company even before this transaction? How did you get that guy? Well, that guy actually believes as much as Michael does. And he took a pay cut to come do this because I think he understands what’s going on at woke corporate and also the threat to that for the future.

Michael Seifert: And that one gentleman you’re specifically referencing, he’s got six kids. So, it’s like if I don’t fight back now, They’re going after that baby bonus. But you know, he took a massive pay cut from a major corporate entity and he he’s a perfect example of someone who’s putting his money where his mouth is and said that it’s too important to spend my day working for companies, you’ve got great friends at Red Balloon, they’re friends of ours as well Red Balloon is trying to fight this on the job front side trying to connect employee.

Donald Trump Jr.: that’s a job for it. So, if you’re looking to, you know, again, if you’re a small business you’re looking to hire go check out you know, red balloon at Red Balloon dot work because I think the most disastrous thing and Omeed you’ve seen this happen a bunch is like a bad hire. You know, you’re you don’t even have to be overtly conservative. You could just be just a freedom loving business. You hire some woke leftist because you’re not screening for the insanity. You know, and they’re suing you over this you say Merry Christmas instead of Happy Holidays and you’re going to jail and this person owns your company, or just put you in a lawsuit that you got it you still you know, the problem with Bs is you still have to defend BS you know that that hiring process and you know, that HR back of house because so much of that has been corrupted and you know that that’s sort of an alternative as well. So I mean, Red Balloon we work we work with them for that, but like, if you’re that small business, check that out, because that’s a part of this bigger picture.

Michael Seifert: Yeah, I was just gonna say to to close our point to this is why it’s so important that we keep the mission of this pure, because we’re building this entire economic ecosystem and so we’ve always said from the beginning, and I’ve said this with no hesitation if I had to choose between compromising our mission, but it led to success or failure, but we stay true to the mission. Always choosing staying true to the mission, because the what the world needs right now is genuine expressions from entrepreneurs that actually believe the stuff that actually wants to go through. Because by the way, the ESG cultist didn’t even really believe what they’re saying they’re doing it like she was a you know, in

Donald Trump Jr.: no one with an IQ of above, you know, let’s call it into the double digits. Yeah, you know, even barely, actually thinks that matters. It’s like when I watch the military guys, diversity is our strength in a military is like, I don’t know, like, how much strength is our strength and you’re trying to win a war as you know, maybe that’s why we haven’t exactly overperformed lately, like I don’t think they actually believe it, but there’s no consequence for them saying there’s actually rewards Right? Like, you know, if you’re on the left you can lie to Congress, you can do these kinds of things.

Omeed Malik: what side would you guys have been on when certain horrible things were happening in history? Everybody wants to say that we’re gonna fight the Nazis if they weren’t, yeah, it’s easy to say, Oh, if that would have slavery was happening. I would 100% but but would you because when things are going one way, I’ve seen a lot of sheep. I haven’t seen a lot of people taking the other side of stuff. It’s usually people that are so confident, quick to say that they’d be an abolitionist, that they’d actually just be part of the sheep. And that’s that’s exactly that’s it showed that how easy it was for them. And that should be a cautionary tale. And that’s why the private sector, again, is the last battlefield. It’s the area we are farthest behind. It’s the area where you have to make up the most ground in the fastest and it’s the area based on technology that they’re going to attack first. This is the part that they’re going to try to deplatform people they’ll first take away your speech and then they’ll take away your liberty by Deplatforming you off the financial system as well. This is already happening in China people need to understand that they

Donald Trump Jr.: talked about the social credit Yeah, you know, we talked about a generally this is another thing that’s not you know, is aided by AI Yeah. You know, it’s getting worse.

Omeed Malik: Yeah, there was a show there is a show called Black Mirror that came out almost seven or eight years ago. I think on Netflix recently. It’s not as good anymore. But if you look at the ones from seven or eight years ago, it’s almost like they knew what was going to happen. They have one episode that it’s pretty pretty telling now it was for seven or eight years ago. It was basically like the person would walk around and you could rate them based on the interaction. So like, if you were nice to me, you would get five stars, but then that if you were rude, I’d give you zero stars that would then affect how much money you can make that would affect whether or not you can go take a loan or get a car. And it was meant to be kind of like satirical, but it was really like a warning. Like, that’s where we’re headed. And that was taking the way people act online, which is so scared of cancellation and doing all the virtue signaling to be accepted, which is now manifested into our real world. And that’s effectively the basis of a social credit score, which is you must behave exactly the way the regime wants you to. Otherwise, we will inhibit your ability to make a living

Donald Trump Jr.: and that’s, that is ESG. Right, we’re already there. China’s ahead of us. Yeah, you know, I had an interesting conversation with Palmer Luckey you know, we’re sort of one of the few conservative you know, believers in tech, you know, young teenage billionaire, founded Oculus sold it to Facebook, they threw him off his board because he was, you know, had a dissenting opinion. But he was talking about AI with me and this is five six years ago before everyone even sort of now it’s everywhere and you got chat GDP and all like Insanity. Of course, that’s also biased, total swayed and gone insane. But he talked about it. He goes, You’re China’s so into this because at any other time in history, you could have a revolution because a guy like you and me and the three of us we could get together as we did with it. Yeah, you know, and like and plot a bit of a resistance at least Yes, but now you know, there’s a video camera over there that sees you talking with this guy. Yeah, one false word and they’re on you, and they’re able to crush their rounds because someone’s wrong thing.

Michael Seifert: No, he didn’t even say the wrong guy wasn’t even home they misinterpreted in an uber.

Donald Trump Jr.: The driver thought he heard him say something. Shut it down. Did you shut down the home you don’t think that’s going to happen to your Tesla’s Of course, I like what you saw so last week, Elon Musk is signing on the pledge to believe in communist China’s socialist core values. Yeah. Because, you know, multibillion dollar company that’s entirely dependent on the rare earth minerals, the battery sit, basically go into that car if he doesn’t sign off on that. So a guy that can be out there for free speech is still controlled by China and this is what they would like and honestly guys, our left is not that different. If they could implement that right now. amass that level of power. Shut down your beliefs shut down your speech. Shut down your freedom shut down your Second Amendment. They would you know how I know this, because they’re saying it every day.

Omeed Malik: They have become an again, as you know, I mean, we talked about this I used to be a Democrat when I was younger, they this party that you know, has become the party that I don’t even recognize it become the party of censorship and war. And Kennedy says that all the time, who is also you know, similarly situated like I am, he’s a pro Liberty pro American person. That’s what I care about liberty and the country. And if you feel that way, how can you be comfortable with how comfortable they are with censorship, which is the foundation you know, and being against censorship is the foundation of being an American. And you see that the judge just on July 4, actually, you know, told the Biden administration to refrain from continuing their interactions with all these tech companies that they had clearly been doing and we knew about from the Twitter files that this is how we started the conversation.

Donald Trump Jr.: I actually had Jeff Landry on on Thursday. Right? He’s the Attorney General in Lousiana. Yeah, it’s amazing that started that case. And it’s always about again, how are we fighting back so that you guys may want to just hear the inner workings of that show? It’s it’s really interesting, because, you know, and watching the Democrats, but what does it mean the government can’t basically call Facebook and tell them to shut this down. They did it to Tucker. Yeah, right., they artificially boosted Fauci, his lies, yes, they covered up when you caught him in a lie. They were doing all of these things to manipulate the science, because again, Fauci said X on TV, but he said the opposite of X to his colleagues in emails, yeah, so like both the opposite can’t be true. At the same time.

Omeed Malik: Fauci was saying, take down these people, get them out. We have the emails from the FOIA request, where he’s saying to go attack the people in the Great Barrington declaration, a lot of who were my friends, these epidemiologists, these scientists that had great credentials that were trying to give a different perspective. He’s telling them to basically shut them down. That is a violation as a federal court

Donald Trump Jr.: he used, you know, Hey, you want funding from you know, NIH, guess what, you better come in line with like, but I don’t agree doesn’t matter. This is the science but it’s wrong. Here’s proof No, like In what world wasn’t the leak from Wuhan Lab one question, of course. it was.

Omeed Malik: This is my new thing whenever I’m on a platform, how is Fauci rich. Yeah, why does he have over on the disclosure, I’ve seen over $10 million of cash. what how did he do that? how do you get that rich if you’re in government for 50 years for half a century on the salary, even though he was the highest paid employee? it was still, still the math doesn’t work, how did you get that cash. Right. How do you. get that cash, how do you become that rich, and that no one wants to request that’s my point that is what’s so insane to me, which means that the corruption is so much deeper than you imagine. It’s the same thing with COVID It’s the reason why we didn’t do a proper investigation of it is because there are people in this country that are partly responsible for it. Yeah. So that is the issue we have. It’s that we have this cabal of people in the United States who are not loyal to America but are loyal to foreign powers like the CCP and are completely in bed with them. So, you never get honest investigations because a lot of people who can control those investigations are in cahoots with them.

Donald Trump Jr.: And this is like the most again, it’s not like this is conspiratorial. This is just it’s right in front of you. And I didn’t know that and maybe even if you’re wrong about that opinion, at least maybe the conversation leads you to another result as opposed to this is the gospel, you must believe that you must fall in line. And that’s it. So, I mean,

Omeed Malik: shut up and take your shot. Don’t ask any questions about it.

Donald Trump Jr.: Companies may not all but like so many of the companies that are on PublicSq. right now. Yeah. They experienced that. Yeah. And they said no enough, where they were getting crushed in their local municipalities. Like I said, you started in San Diego. I mean, you said he was maybe a little conservative for California, but it’s still California. But you know, there’s a hunger out there for this and and there’s no market No one’s even willing to step out of their box even the World Cup is that they love your money you guys could serve but they’re not going to like actually publicly support something like this. I think it’s such an incredible opportunity. I mean, you talked about Michael you know so because it people who would be interested in perhaps investing I guess, you talked about hey, you figured out how to maintain control right either so that you’re right, the Soros funded guy can stroke a check for a couple 100 million dollars and now he controls your company and will pretend to let you play but never allow you to actually grow or maximize shareholder value or whatever it may be. Are you ever worried about cancellation in any other way or does it actually just make you stronger? At this point, because you’re actually fighting back and are people care about actually fighting back?

Michael Seifert: That’s a great question. We certainly in the early days, and still today, but definitely when we were starting wanted to make sure that we mitigated as much as the cancellation risks because as possible so we vetted all the vendors we partnered with, for all of our own kind of SAS tooling. We actually, in the early days, made sure that as we were securing some of these foundational partnerships and contracts for different services that we needed to utilize for the growth of our own business, that they actually said explicitly, we will not cancel you based upon negative reputation for your political views. We also asked very difficult questions of some of these folks. We and in the early days, were threatened to be canceled by our own bank. They said they were a little concerned about this conservative.

Donald Trump Jr.: I’ve dealt with that as well. Like, you know, someone stole three quarters of a million dollars out of our bank account. It was like, oh, yeah, we forgot to tell you that we just don’t want your money and like, what do we do like what we’re not creating news? We’re not we’re literally just,

Michael Seifert: purely because of your political views. Yeah, that’s it and for us, so we said, you know, we’re gonna bank with a bank that we found on our own app. So that’s who we bank with, Access Bank. So you know, for us, we’ve tried to mitigate as much of the cancellation risk as possible. And also on top of that, we do feel like anytime that we’ve been hit anytime anybody’s tried to attack us, you know, obviously, we’ve never we’ve never had a successful cyber attack or anything like that against us. We’ve got an incredible team led by great seaso. But we’re not when people attack us in the press or when they try to to encourage our cancellation or when they try to encourage the cancellation of the business vendors on our platform. What’s pretty incredible to witness is that we’ve built an army now we have such strength in numbers, that we intimidate them more than they intimidate us. We’re actually proactively pushing back. We had a business in Chicago where there was a group of left wing activists that were saying this business is on PublicSq., we should go there and we should protest in front of his business because they’re anti trans and all this stuff. Well, we were organized a rally at the business where we would pay for the first 500 patrons meals. So when we had a mass drive of consumers to that business, there were like five protesters from the other side. They stood there

Donald Trump Jr.: the media will always you know they get down low and they get a camera and also they did it to me with my dad once I’m we’re in Scotland, we’re building a golf course. And, you know, I looked at the picture in the media, and it looked like there was his rally because they get down low. Then there’s two people in a sign. That’s all it was. It was two people, but they make it seem like these are the people and there’s no one it was just totally artificially created. And that’s, I’m glad you mentioned in Chicago’s we did that when we were at CPAC you know, we get the CPAC were like hey, we had sort of an interesting dinner. You know, Marjorie Taylor Greene, Nigel Farage, she’s, you know, all these get conservative. We’re like, what, like, Where can we go in DC where we’re not so we got on PublicSq.. We found an incredible restaurant there. We went there and they were like, we’d love to have you I was like, last minute we got it. We got a table for 20 It was the Kim’s birthday. Like it was a it made and like, it was awesome. And we had an incredible experience. So it’s not just about you know, finding a business that shares your values, you know, in a Red state right. Actually, and perhaps even more so about finding me in those blue states where those businesses still exist where those people still exist where those values again, values that would no other time in American history be even remotely controversial, just like being pro America, you know, it’s in those places. You know, if you’re traveling for business and you end up in Chicago, go on the PublicSq. app, find that business go there. They you know, there’s coffee shops could be catty corner. You know, don’t give it to Starbucks who’s funding the crap that you hate. Just for two second, you’re gonna search anyway, wherever you’re wherever it is, like, find that business on PublicSq. and go there. It’s that simple. And that’s how I mean, again, that’s the difference between we touched on it earlier, just sort of being on the defense. We’re going to do the boycott again. Great, but this is taking it to the next level. Now. We’re actually going on the offense.

Michael Seifert: Yeah, that’s exactly right.

Omeed Malik: No, I mean, it is and it feels good. I mean, I just have to say like, I’ve just been so impressed with the adoption, and I think he kind of referenced it, but I want to put a finer point on it. And you know, as someone who’s in the financial community, you look at these businesses and you have to compare them. That’s one of the things we do as a comp analysis basically, and from a historical perspective. I just want to hone in again on the fact that he has over 1.1 million registered users already on this app. That’s the customers that sign up. It’s not just it, the website, they give their demographic information, their email, their website, and again in historical context they reached that metric. Under 11 months of being national that’s faster than Twitter, Airbnb, Spotify, think about that, put that in context, and you compare that’s basically Facebook level growth. So what that means is if we think there’s at least 100 million people out there already, just in a few months, we’ve already gotten 1% of that. I mean, it is Game On once we’re out there and what I’m so excited about is a symbolic importance of all three of us amongst our other friends to be up there on the 20th ringing the bell. I was telling him it looks like the deplorables are storming the gates here. I don’t think they ever thought that, that you guys would be up there. Ringing the New York Stock Exchange Bell, but it makes me very, very personally happy that I helped facilitate that.

Donald Trump Jr.: Yeah, listen, there’s so much there’s so much more. I mean, for those investing, maybe you don’t mind the precautions you’ve taken. We talked about cancellation just you know, protest but even you know, not being dependent on like, Amazon Web Services, you know, where they say yeah, build your own, build your on your off, you know, talk about some of the protections that people again, if they’re looking to invest, you know, the steps you’ve taken there to make sure that you know, you’re on your own. You know, when if big tech decides they don’t like you anymore, it actually doesn’t matter. You’re independent of that.

Michael Seifert: Well, yeah, that’s yeah, that’s a great question. So, you know, we we’ve had a lot of steps toward redundancy on the back end for our infrastructure, which has been incredibly important. And we applaud the companies in the space that we are in conversations with like Rumble that are absolutely crushing it in the cloud architecture world. And obviously, with their spac and the capital, that they were able to infuse into the growth of the company. They’re able to make leaps and bounds toward that aim of becoming a totally uncancelled ecosystem. And that’s the same thing we’re trying to do at PublicSq. We want to make sure that from the very foundational elements of our company, to the very top we have security that is giving consumers and businesses alike a real sense of assurance that they’re not going to get screwed because we get screwed. Plus, on top of that, you know, the other thing is that the companies that have been canceled largely in the past have been very social oriented for speech. And we’re a little different given that we’re commerce, you know, you don’t really speak on the app. You just shop on the app. And that helps us to a degree because there’s very little parameters around issues with the First Amendment that they authoritarians hate in society. It’s harder to criticize shopping because it’s like it’s the most foundational element that we all kind of do throughout a day. Like you wouldn’t survive unless you can shop for goods to some degree, right. So that which by the way, why the social credit score is so dangerous is because they want to shut off your access to shopping if you don’t agree with their political views. So, we want to make sure that for us as a company when we exercise our rights in the marketplace, to source our own services, and then for our consumers to do that through our services. It’s incredibly important. By the way, one last point on this. One of the neatest parts about this, this ecosystem we’ve created is the relationships that are taking place between our businesses. So, we have businesses that have said I’m getting screwed by Salesforce like Marc Benioff has called himself the most anti conservative CEO in the country. What are we supposed to do with that? We need a solution. So, we’ve actually magazine by the way, probably, yeah, no, I’m not kidding. But

Omeed Malik: who owns the Atlantic it’s you know, Jobs’s widow is obviously a complete leftist like people need to just I’m going to keep doing this throughout this interview as I have just sprinkle things in here because not enough people know who’s really controlling a lot of what you digest and you consume and we got to make sure that the three of us are getting that information out there at every step of the way. Because it’ll start making things look clearer. Once you understand

Donald Trump Jr.: That’s why it’s important guys, like, share this kind of content. Again, I’ll ask you to tell us how if they’re interested, because again, you can invest and when I say invest, it’s not you know, doesn’t have to be second finger checks. That’s not what we’re talking about. It told us how to do that. So, what that process looks like because again, a lot of people may not even know but they’re like, Hey, I like this idea. Yeah. And it’s, it’s different.

Omeed Malik: So, it’s in the context of the way markets work in the United States. So, what I do most of the time is invest privately. However, in order to invest privately you have to be what’s called an accredited investor and you know, guys know about that. You have to have a certain amount of income and there’s a threshold. And so, when a company stays private, that means it can’t really get to the people. And so, that is kind of why when I talked to Michael about this, he said to me, the most important thing is I want you know, my relative that’s a truck driver to be able to own my company. And you can’t do that right now. That’s actually how the conversation started. You know, when we first met that was one of the first things he said to me that appealed to him is that we want to democratize capital markets. We haven’t done that the capital markets of America belong to each and every one of us, everybody watching the show. It’s yours too, but we haven’t done anything with them. So part of doing this is to go out there and allow anybody so a lot of folks have gone out and donated, you know, five $10 to your dad and other important political figures and that’s great. Now we’re giving another opportunity, which is if you’re concerned about commerce, you can do five $10 and go buy a stock and own a company that you care about, and be a part of it. And that’s really different. And it’s I think, really exciting because it’s another element for people to be able to as you guys said, play offense. Yeah. And then you hold it through the, if you’re inclined to support you hold it through next week, and then you automatically own PublicSq. It’s pretty cool. So that’s how you go out and and you support that and I just think that’s, that’s part that’s really what this was all was about was how do we create another movement within commerce, this time that people can all participate in? There was no other way to do this. And I think it’s only the beginning, quite frankly, because other people are going to see this successful transaction and what we’re doing here and wanted to take part in it, we can only have two listed companies, Rumble and PublicSq. that represent half the country.

Donald Trump Jr.: But I’m happy to open that floodgate. Yeah. I think I was the second verified user of Rumble Yeah. You know, and look at where that’s coming. And it’s such an important platform, what you guys are doing, it’s been great. You know, again, you can choose where you spend your money. It’s not just about the boycott, but actually, you know, take the time, download the PublicSq. app, you can go online and just go to public sq.com You know, and see, you’ll find those businesses support those business, you can invest in CLBR right now, that will flip over PSQ in about a little over a week. It’s gonna be you know, this is the forefront this is actually the hey, what can we do? Yeah, this is it. It’s not just stopped supporting XYZ. You know, post a meme. You can actually listen to more than me, but but you can actually now be proactive and so we’re taking it to into the next evolution. Yeah. We’re combating that cancel culture with not just cancellation, but actually an offensive movement. And that’s why I look at this as you know,

Omeed Malik: there’s basically I think, you know, three big buckets as people think about it, one in this new economy that we’re all talking about it I call it EIG, which is entrepreneurship, innovation and growth and other people call it the Patriot economy. It doesn’t matter to me it means the same thing. It’s basically three buckets. It’s companies like PublicSq. that are going to replicate and give you great products that are patriotic, okay, and care about this country. That’s bucket one. Bucket two is we all know that globalization has gone too far. We got to bring things back on shore. We got to look at companies that are going to make sure national securities at the forefront, and we don’t have China cornering the lithium market, like you mentioned. And bucket three is they’re amazing businesses that can’t get any financing, whether they’re in ammunition or coal, that are super super great businesses, but they can’t even get loans for banks because that’s how much this has permeated through our economy. Great businesses with great bottom lines can’t get a couple million dollars from a bank to loan. And so that’s the state of the state people should know that because as you pointed out, a lot of this stuff is in the background, but it’s there. That’s why I think I like to say this to Michael, ESG was a scam but it became a multi trillion dollar scam and it started around 2010 or 11. We right now are the top of the first of this movement, maybe even spring training as Michael likes to say. so, we are at the ground floor of something that is going to make ESG look like a joke.

Donald Trump Jr.: And that’s an incredible opportunity to get right. You know I think there’s the incredible sort of investment opportunity because you are at the forefront of it because it is so opposite of everything that’s out there because there is such. Such a big market you Half the country maybe more. Who’s literally not only not been catered to, but as borderline been ostracized? Yeah, left out in the dust. So, I mean, I think it’s an incredible, you know, opportunity there. But it’s also a chance to, you know, again, you know, you can give your money to Jeff Bezos or you know, this Schultz over at Starbucks, and they will take that money and donate millions and millions of dollars to Democrats that hate your guts, to woke causes that, you know, would put you in the gulag, or you can support a small business even de facto this way through the public markets. And put their kid through like soccer practice. Yeah, you know what I mean? Like you’re supporting American small business, the American family. It’s just the antithesis of everything else that’s out there. And what I love about it again, I’m a big investor myself, because no one else is even doing it. Like it’s it’s shocking, but that’s how perverted that mindset has gotten that people can’t We can’t cater to half the country like really like, man,

Omeed Malik: As a businessman wouldn’t it be amazing to you that you could start a monopoly

Donald Trump Jr.: I start a monopoly that no one else wants to touch it.

Omeed Malik: By the way, one other thing I don’t think we’ve talked about that you might want to mention is like, obviously, we’re, you know, some political involvement in on this panel here. But this is not just a political act. Can you talk a little bit about maybe the culture and the sports and how this is a transcendent movement? There’s like a whole set of people that are like kind of like Rogan viewers, they’re not, you know, Democrats or Republicans.

Donald Trump Jr.: Today, yeah. You actually hosted a course I think it was going to happen and one of our golf courses about all that,

Michael Seifert: so yeah, that’s actually a great point. Yeah, we saw Jordan poyer One of the best defensive players in the NFL, with the Buffalo Bills. He came under fire because he was hosting a golf tournament, Celebrity Golf Tournament, all these incredible stars and athletes were going to be there. And they were hosting the golf tournament for charity, by the way for charity, for a hospital in New York at at Trump golf course in Doral in Miami.

Donald Trump Jr.: it it’s only one of like the best golf course in the world.

Michael Seifert: But we’d be so honored and privileged to be able to play there and especially when it supports a good cause. Well, the left came under fire and said that you’re a racist and you’re all these awful things because you’re hosting us at Trump Doral, which is absurd on its face, but unfortunately it got so bad that the sponsors had to pull out and so Jordan was like guys, we got to cancel the tournament. But when we heard about that, we got in touch with his people. We started talking to Jordan and said, man, it really feels like the show needs to go back on. We cannot let them win and he was so aligned to that. And so we actually announced that we would be the title sponsor, we would bring the tournament back with him. And so today we hosted this incredible golf tournament at Trump, Doral, and it was amazing celebrities from all different aspects of culture coming together to support this incredible cause and send a very loud and clear message which is that do not let this tiny fraction of society who their bark is way more intense than their bite. Do not let them threaten you into silence. That’s what they want you to do. They want you to be silent. They want to intimidate you ended up sitting down and shutting up proud of Jordan, proud of all these people that are standing up and saying no, no Enough is enough. And we’re really proud to put our money behind heroes like that and to Omeed’s point, this has massive ramifications for culture for sports for entertainment. We actually had a racing team. Rick ware racing as a Nascar Racing Team back in the spring in April. They actually gave us a free card arap JJ yelling an incredible driver gave us a free car to wrap because he said I just want to support drivers. Or I just want to support companies on my car when I’m driving that love this country and love Liberty. And so we’ve seen that happen in action sports as well. We have incredible athletes that have joined us and that we’re partnering with as influencers, country music stars that aren’t even known for being expressly political. Ray Lin, who’s an amazing up and coming country star has been one of our fiercest advocates and incredible influencers. So we’re just witnessing how this thing really is far more of a principled movement than it is just a momentary political drive. And I’ll finish with this. We just celebrated July 4th last week and our country celebrate Its 248th birthday. The average life cycle of a civilization a nation states about 250 years. That’s what many historians believe. So we have a choice to make. Yeah, like we got two years left, and then we’re gonna have a presentation in front of us. We want to beat the averages and see another 250 years of prosperity for the United States, or are we going to let this woke nonsense destroy our incredible nation? We’re gonna choose the former we want another 250 years. The way you do that is by making sure that the houses of commerce, those who profit in the society wants a prosperous future for the United States, where each of us is actually able to express our mind in the publicSq.. So we’re proud to be in a movement that is not just for a momentary political when it has lasting economic and cultural ramifications. It’s pretty exciting.

Donald Trump Jr.: I don’t think you could have said any better. That’s a good way to close the guys very interested go check out CLBR on the New York Stock Exchange again, that’ll flip over in about a week. It’s gonna be awesome and just excited to be part of movement. Love what love what you guys are doing. I love that I could make an introduction. Again, it’s more than just talking and posting memes. It’s actually taking that action. I think everyone can do that.

Omeed Malik: I love what you’re doing. And you’ve been a leader in the movement for you know, a while now and it’s great for us to all come together. So we really appreciate what you do with this show and everything you’re doing every day. So thanks for the partnership. Yeah, I really appreciate that.

Michael Seifert: Thank you talk soon.

Donald Trump Jr.: Guys. That was awesome. I hope you all appreciate it. Please again, like share, subscribe, let other people see this. Even if it’s not for you. I totally get that. But if it isn’t, I think it should be because I think this is what you know when I asked when I see in the comments, you know, hey, how do we support how do we actually fight back you know, that again, the boycotts have been great, they’ve been effective. But if the companies are still doubling down, we got to do more. So go check out CLBR on the New York Stock Exchange, you can buy 10 bucks worth today you don’t you don’t have to spend this is not a big thing you can be a part of that. And I think it’s just an awesome opportunity. I’m excited to be a part of it. I’m an investor myself in full disclosure, because I believe in it. I’ve been pushing this for a long time because you’ve seen me post about it on social media like this is the forefront of that this is the this is us fighting back. And that’s so important Also guys, make sure to check out our incredible sponsors. Check out Patriot mobile, if you’re going to have a cell phone in your pocket, do it with someone who shares your beliefs, who gives back to the causes who also fight back. You can get free activation. It’s quick, simple, easy. You have the same coverage that you would with another provider but with guys that actually give back to what you believe in rather than companies that hate your guts. Go to patriot mobile.com/triggered for free activation, quick, simple, easy, and you’re going to have a cell phone in your pocket. So again, it might as well be with someone who shares your values. Also, don’t forget to check out the folks at Goldco by going to Don Jr gold.com. See if gold, precious metals are right for you. They’ll take you through the process each and every step of the way. You can inform yourself you can make an educated decision whether you want to leave it you know in your 401 K as is with some of the lunacy and ESG that we spoke about on the show. Or if you want to diversify your portfolio, maybe hedge against some of the insanity we see going on maybe hedge against inflation, rising and skyrocketing interest rates what I see in my opinion, you know, a huge foreclosure crisis coming on because I see what’s going on and interest rates and everything else. It’s a great chance to do that. So go check out the folks at Goldco at Don Jr gold.com really appreciate you guys. You’re the best like share subscribe, and we’ll see you on Thursday.

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Additional Information and Where to Find It

In connection with the proposed transaction (the “Proposed Transaction”), Colombier has filed a registration statement on Form S-4 (the “Registration Statement”) with, and now declared effective by, the Securities and Exchange Commission (“SEC”), which includes a preliminary proxy statement and a prospectus in connection with the Proposed Transaction. STOCKHOLDERS OF COLOMBIER ARE ADVISED TO READ, THE PRELIMINARY PROXY STATEMENT, ANY AMENDMENTS THERETO, THE DEFINITIVE PROXY STATEMENT, THE PROSPECTUS AND ALL OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION AS THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION. HOWEVER, THIS DOCUMENT WILL NOT CONTAIN ALL THE INFORMATION THAT SHOULD BE CONSIDERED CONCERNING THE PROPOSED TRANSACTION. IT IS ALSO NOT INTENDED TO FORM THE BASIS OF ANY INVESTMENT DECISION OR ANY OTHER DECISION IN RESPECT OF THE PROPOSED TRANSACTION. Now that the Registration Statement has been declared effective, Colombier has mailed the definitive proxy statement/prospectus and a proxy card to each stockholder of Colombier as of the record date for the special meeting of Colombier stockholders for voting on the Proposed Transaction. Stockholders and other interested persons are also able to obtain copies of the preliminary proxy statement/prospectus, the definitive proxy statement/prospectus, the Registration Statement and other documents filed by Colombier with the SEC that are incorporated by reference therein, without charge, once available, at the SEC’s website at www.sec.gov. Stockholders are urged to read these materials (including any amendments or supplements thereto) and any other relevant documents in connection with the Proposed Transaction that Colombier has filed or will file with the SEC, when they become available, because they do or will contain important information about Colombier, PublicSq., and the Proposed Transaction.

Colombier’s stockholders will also be able to obtain a copy of such documents, without charge, by directing a request to: Colombier Acquisition Corp., 214 Brazilian Avenue, Suite 200-J, Palm Beach, FL 33480; e-mail: ir@colombierspac.com. These documents, once available, can also be obtained, without charge, at the SEC’s website www.sec.gov.

Participants in Solicitation

Colombier, PublicSq. and their respective directors and executive officers may be deemed participants in the solicitation of proxies of Colombier’s stockholders in connection with the Proposed Transaction. Colombier’s stockholders and other interested persons may obtain more detailed information regarding the names, affiliations, and interests of certain of Colombier executive officers and directors in the solicitation by reading Colombier’s final prospectus filed with the SEC on June 9, 2021 in connection with Colombier’s initial public offering, Colombier’s Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the SEC on March 24, 2023 and Colombier’s other filings with the SEC. A list of the names of such directors and executive officers and information regarding their interests in the Proposed Transaction, which may, in some cases, be different from those of stockholders generally, are set forth in the Registration Statement. These documents can be obtained free of charge from the source indicated above.

No Offer or Solicitation

Neither the dissemination of this press release nor any part of its contents is to be taken as any form of commitment on the part of Colombier or PublicSq. or any of their respective affiliates to enter any contract or otherwise create any legally binding obligation or commitment. This press release shall not constitute or form part of any offer or invitation to sell, or any solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Proposed Transaction. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. This press release is not, and under no circumstances is to be construed as, a prospectus, a public offering, or an offering memorandum as defined under applicable securities laws and shall not form the basis of any contract. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended or an exemption therefrom.

Forward-Looking Statements

This communication may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, and for purposes of the “safe harbor” provisions under the United States Private Securities Litigation Reform Act of 1995. Any statements other than statements of historical fact contained herein are forward-looking statements. Such forward-looking statements include, but are not limited to, expectations, hopes, beliefs, intentions, plans, prospects, financial results or strategies regarding PublicSq. and the Proposed Transaction and the future held by the respective management teams of Colombier or PublicSq., the anticipated benefits and the anticipated timing of the Proposed Transaction, future financial condition and performance of PublicSq. and expected financial impacts of the Proposed Transaction (including future revenue, pro forma enterprise value and cash balance), the satisfaction of closing conditions to the Proposed Transaction, financing transactions, if any, related to the Proposed Transaction, the level of redemptions of Colombier’s public stockholders and the products and markets and expected future performance and market opportunities of PublicSq. These forward-looking statements generally are identified by the words “anticipate,” “believe,” “could,” “expect,” “estimate,” “future,” “intend,” “may,” “might,” “strategy,” “opportunity,” “plan,” “project,” “possible,” “potential,” “project,” “predict,” “scales,” “representative of,” “valuation,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this communication, including, without limitation: (i) the risk that the Proposed Transaction may not be completed in a timely manner or at all, which may adversely affect the price of Colombier’s securities, (ii) the risk that the Proposed Transaction may not be completed by Colombier’s business combination deadline and the potential failure to obtain an extension of the business combination deadline if sought by Colombier, (iii) the failure to obtain the approval of the Proposed Transactions from the stockholders of Colombier and PSQ, respectively, (iv) the failure to obtain regulatory approvals, as applicable, required to consummate the Proposed Transaction, (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, (vi) the effect of the announcement or pendency of the Proposed Transaction on PublicSq.’s business relationships, operating results, and business generally, (vii) risks that the Proposed Transaction disrupts current plans and operations of PublicSq., (viii) the outcome of any legal proceedings that may be instituted against PublicSq. or against Colombier related to the Merger Agreement or the Proposed Transaction, (ix) the ability to satisfy and maintain the listing of Colombier’s securities on the New York Stock Exchange or another national securities exchange, (x) changes in the competitive industries and markets in which PublicSq. operates; variations in performance across competitors, changes in laws and regulations affecting PublicSq.’s business and changes in the combined capital structure, (xi) the ability to implement business plans, growth, marketplace and other expectations after the completion of the Proposed Transaction, and identify and realize additional opportunities, (xii) the potential inability of PublicSq. to achieve its business and consumer growth and technical development plans, (xiii) the ability of PublicSq. to enforce its current or future intellectual property, including patents and trademarks, along with potential claims of infringement by PublicSq. of the intellectual property rights of others, (xiv) risk of loss of key influencers, media outlets and promoters of PublicSq.’s business or a loss of reputation of PublicSq. or reduced interest in the mission and values of PublicSq. and the segment of the consumer marketplace it intends to serve and (xv) the risk of economic downturn, increased competition, a changing regulatory landscape and related impacts that could occur in the highly competitive consumer marketplace, both online and through “bricks and mortar” operations. The foregoing list of factors is not exhaustive. Recipients should carefully consider such factors and the other risks and uncertainties described and to be described in the “Risk Factors” section of Colombier’s IPO prospectus filed with the SEC on June 9, 2021, Colombier’s Annual Report on Form 10-K filed for the year ended December 31, 2022, as filed with the SEC on March 24, 2023, and subsequent periodic reports filed by Colombier with the SEC, the Registration Statement and other documents filed or to be filed by Colombier from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Recipients are cautioned not to put undue reliance on forward-looking statements, and neither PublicSq. nor Colombier assume any obligation to, nor intend to, update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Neither PublicSq. nor Colombier gives any assurance that either PublicSq. or Colombier, or the combined company, will achieve its expectations.

Information Sources; No Representations

This press release has been prepared for use by Colombier and PublicSq. in connection with the Proposed Transaction. The information therein does not purport to be all-inclusive. The information therein is derived from various internal and external sources, with all information relating to the business, past performance, results of operations and financial condition of Colombier derived entirely from Colombier and all information relating to the business, past performance, results of operations and financial condition of PublicSq. derived entirely from PublicSq. No representation is made as to the reasonableness of the assumptions made with respect to the information therein, or to the accuracy or completeness of any projections or modeling or any other information contained therein. Any data on past performance or modeling contained therein is not an indication as to future performance.

No representations or warranties, express or implied, are given in respect of the communication. To the fullest extent permitted by law, under no circumstances will Colombier or PublicSq., or any of their respective subsidiaries, affiliates, shareholders, representatives, partners, directors, officers, employees, advisors or agents, be responsible or liable for any direct, indirect or consequential loss or loss of profit arising from the use of the this communication (including without limitation any projections or models), any omissions, reliance on information contained within it, or on opinions communicated in relation thereto or otherwise arising in connection therewith, which information relating in any way to the operations of PublicSq. has been derived, directly or indirectly, exclusively from PublicSq. and has not been independently verified by Colombier. Neither the independent auditors of Colombier nor the independent auditors of PublicSq. audited, reviewed, compiled or performed any procedures with respect to any projections or models for the purpose of their inclusion in the communication and, accordingly, neither of them expressed any opinion or provided any other form of assurances with respect thereto for the purposes of the communication.